Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            BALANCED CARE CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                             25-1761898
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)              Identification No.)


           5021 LOUISE DRIVE, SUITE 200                    17055
           MECHANICSBURG, PENNSYLVANIA                   (Zip Code)
             (Address of principal
              executive offices)


               BALANCED CARE CORPORATION 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                BRAD E. HOLLINGER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BALANCED CARE CORPORATION
                          5021 LOUISE DRIVE, SUITE 200
                        MECHANICSBURG, PENNSYLVANIA 17055
                     (Name and address of agent for service)

                                 (717) 796-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF           AMOUNT TO BE     PROPOSED        PROPOSED       AMOUNT OF
SECURITIES         REGISTERED       MAXIMUM         MAXIMUM        REGISTRATION
TO BE                               OFFERING        AGGREGATE      FEE
REGISTERED                          PRICE           OFFERING
                                    PER SHARE       PRICE
================================================================================
COMMON STOCK,
PAR VALUE                                                          $3,549
$0.001
                   456,750         $2.00(1)       $913,500
                    45,000         $3.33(1)       $149,850
                   150,250         $5.33(1)       $800,833
                   150,000         $5.50(1)       $825,000
                   185,550         $6.50(1)     $1,206,075
                   331,991         $6.67(1)     $2,214,380
                    28,500         $6.94(1)       $197,790
                    28,875         $7.33(1)       $211,654
                   648,084         $8.50(2)     $5,508,714
================================================================================

      (1) Based upon the exercise price of the options in respect of which the shares may be issued.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the American Stock Exchange on May 4, 1998.
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                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's prospectus filed pursuant to Rule 424(b)(4) of the Securities Act forming part of the Registrant's Registration Statement on Form S-1 (No. 333-37833) filed on October 14, 1997, as amended on December 9, 1997, January 7, 1998, January 14, 1998, February 9, 1998 and February 11, 1998; (ii) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997; (iii) the Registrant's Current Reports on Form 8-K dated February 18, 1998 and February 25, 1998; and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as the same may be amended.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Balanced Care Corporation 1996 Stock Incentive Plan meeting the requirements of
    Section 10(a) of the Securities Act.


    ITEM 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


    ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.


    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation provides that the personal liability of directors of the Registrant is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

      Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.
    Article V of the Registrant's By-Laws provides that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article V further permits the Registrant to maintain insurance on behalf of any person who is or was a director,

                                      II-1

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    officer,  employee  or agent of the  Registrant  or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL. The Registrant maintains directors' and officers' liability insurance.


    ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Inapplicable.


    ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION

      4.1 Amended and Restated Certificate of Incorporation of Balanced Care Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, filed with the Commission on October 14, 1997, as amended on December 9, 1997, January 7, 1998, January 14, 1998, February 9, 1998 and February 11, 1998 (File No.
                  333-37833)).

      4.2 Amended and Restated Bylaws of Balanced Care Corporation (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, filed with the Commission on October 14, 1997, as amended on December 9, 1997, January 7, 1998, January 14, 1998, February 9, 1998 and February 11, 1998 (File No.
                  333-37833)).

      5.1 Opinion of Robin L. Barber, Vice President and Senior Counsel of the Registrant, as to the legality of the shares being registered.

      23.1        Consent of KPMG Peat Marwick LLP.

      23.2        Consent of Coopers & Lybrand LLP.

      23.3        Consent of Baird, Kurtz & Dobson.

      23.4        Consent of Snyder & Clemente.

      23.5        Consent of Hodge, Stewart & Company, P.A.

      23.6        Consent of Robin L. Barber, Vice President and Senior  Counsel
                  of  the  Registrant  (included   in  the  Opinion  filed    as
                  Exhibit 5.1).

      24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                      II-2

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      ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file,  during any  period in which  offers of sales are being made, a post-effective amendment to this Registration Statement:

                            (i)  To   include   any    prospectus  required   by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                    * * *

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on this 24th day of April, 1998.


                                          BALANCED CARE CORPORATION


                                          By: /s/ Brad E. Hollinger
                                          ----------------------------------
                                          Brad E. Hollinger
                                          Chairman  of the Board,  President
                                          and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Brad E. Hollinger or Mark S. Moore his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

         SIGNATURE                CAPACITY                            DATE

     /s/ Brad E. Hollinger
     -----------------------
     Brad E. Hollinger            Chairman of the Board,         April 24, 1998
                                  President and
                                  Chief Executive Officer
                                  and a Director

     /s/ Paul A. Kruis
     -----------------------
     Paul A. Kruis                Chief Financial Officer        April 24, 1998


     /s/ Mark S. Moore
     -----------------------
     Mark S. Moore                Vice President - Finance and   April 24, 1998
                                  Treasurer (Principal
                                  Accounting Officer)

     /s/ Kenneth F. Barber
     -----------------------
     Kenneth F. Barber            Director                       April 24, 1998



     -----------------------
     John M. Brennan              Director


     /s/ Bill R. Foster
     -----------------------
     Bill R. Foster               Director                       April 24, 1998

         SIGNATURE                CAPACITY                            DATE


     /s/ David L. Goldsmith
     -----------------------
     David L. Goldsmith            Director                      April 24, 1998


     -----------------------
     Edward R. Stolman             Director


     /s/ George H. Strong
     -----------------------
     George H. Strong              Director                      April 24, 1998



                                      II-5

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                                  EXHIBIT INDEX
                                                                   SEQUENTIAL
     EXHIBIT NO.               DESCRIPTION                         PAGE NUMBER
     -----------               -----------                         ------------

         4.1            Amended and Restated Certificate of                --
                        Incorporation  of Balanced  Care
                        Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's
                        Registration Statement on Form S-1,
                        filed with the Commission on October 14, 1997, as amended on December 9, 1997,
                        January 7, 1998,  January 14,  1998,
                        February  9, 1998 and  February  11,
                        1998 (File No. 333-37833)).

         4.2            Amended and Restated Bylaws of Balanced            --
                        Care Corporation (incorporated by
                        reference to Exhibit 3.2 of the
                        Registrant's Registration Statement on
                        Form S-1, filed with the Commission on
                        October 14, 1997, as amended on
                        December 9, 1997, January 7, 1998,
                        January 14, 1998, February 9, 1998 and
                        February 11, 1998 (File No. 333-37833)).

        5.1             Opinion of Robin L. Barber, Vice President
                        and Senior Counsel of the Registrant, as to
                        the legality of the shares being registered.        8

        23.1            Consent of KPMG Peat Marwick LLP.                   9

        23.2            Consent of Coopers & Lybrand LLP.                  10

        23.3            Consent of Baird, Kurtz & Dobson.                  11

        23.4            Consent of Snyder & Clemente.                      12

        23.5            Consent of Hodge, Stewart & Company, P.A.          13

        23.6 Consent of Robin L. Barber, Vice President and Senior Counsel of the Registrant
                        (included in the Opinion filed as
                        Exhibit 5.1).                                      --

        24.1            Power of Attorney (set forth on the                --
                        signature page of this Registration
                        Statement).


                                              II-6